EXHIBIT

REPORT FURNISHED TO SECURITY HOLDERS

Monthly Investor Certificateholders' Statement (K)
CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1997-1
CUSIP # 140915AC3

Undersubsection 5.3 of the Pooling and Servicing Agreement dated as of November 1, 1997 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and US Bank National Assoc., as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement”), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Equity Loan Trust 1997-1 (the “Trust”) during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the “Certificateholders”) of the Certificates, on March 22, 2004 (the “Distribution Date”) and the performance of the Trust during the month February, 2004 (“the Collection Period”) is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A.  Information Regarding the Current Monthly Distribution to Certificateholders
    (Per $1,000 Original Principal Amount of a Certificate).

     1.   The Investor Certificateholder's Floating Allocation
           Percentage for the last day of the preceding
           Collection Period..................................    56.90%

     2.   The Investor Certificate distribution amount.......     $4.43

     3.   The amount of Investor Certificate Interest  included in
           such distribution, the related Investor Certificate
           Rate and the portion thereof attributable to collections
           in respect of the Mortgage Loans..................   $0.0901
          ...................................................    1.3113%
          ...................................................   $0.0901
     4.  The amount, if any, of any Unpaid Investor
          Certificate Interest Shortfall included in
          such distribution (and the amount of interest
          thereon)...........................................     $0.00
          ..................................................      $0.00

     5.  The amount, if any, of the remaining Unpaid
          Investor Certificate Interest Shortfall
          giving effect to such distribution................      $0.00

     6.  The amount, if any, of principal included in
          such distribution, separately stating the
          components thereof (including the portion
          thereof attributable to collections in respect of
          the Mortgage Loans)...............................      $4.34

     7.  The amount, if any, of the reimbursement of
          previous Investor Loss Reduction Amount
          included such distribution........................      $0.00

     8.  The amount, if any, of the aggregate
          unreimbursed Investor Loss Reduction
          Amounts after giving effect to such distribution..      $0.00

     9.  The Servicing Fee for such Distribution
          Date................................................    $0.03

     10.  After giving effect to such Distribution
             a. the Invested Amount..........................    $75.47
             b. the Investor Certificate Principal Balance...    $75.47

     11.  After giving effect to such Distribution
             a. the Spread Account Amount....................    $2.39
             b. the amount, if any transferred from the Spread Account..$2.41

     12.  a.  The Pool Balance as of the end of the
                preceding Collection Period............   $24,942,027.66
          b.  The number and  aggregate of the Trust Balances of the Mortgage
                Loans as to which the minimum monthly payment is delinquent for
                30-59 days, 60-89 days and 90 or more days, respectively, at the close of business on the last day of the related Collection
                Period

                                   Number            Aggregate Balance
          30-59 days                 2                  $19,342.49
          60-89 days                 0                       $0.00
          90+ days                   2                 $338,078.70

     13.  The Certificate Insurance Draw Amount, if any.....     $0.00

     14.  The aggregate Liquidation Loss Amount for all
           Mortgage Loans that became Liquidated Mortgage
           Loans in the Preceding Collection Period.........     $0.00

     15. The Trust Balance of any Mortgage Loan,
          the related Mortgaged Property of which
          is acquired by the Trust through foreclosure.......... $0.00

     16. The Pre-Funding Amount................................. $0.00

     17. The aggregate Cut-Off Date Trust Balances of Subsequent
          Mortgage Loans purchased during the preceding Collection
          Period................................................ $0.00

     18. The amount on deposit in the Capitalized Interest
          Account............................................... $0.00

     19. The amount of any Basis Risk Payment included in such
          distribution.......................................... $0.00

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of March, 2004

                                  CHEVY CHASE BANK, F.S.B.
                                   as Servicer

                                  By:  /S/ Mark A. Holles
                                       --------------------------
                                       Mark A. Holles
                                       Group Vice President